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                                                                      Exhibit 99


SNODGRASS
Certified Public Accountants


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
  and Shareholders of
  Tuscarora Incorporated

We have audited the accompanying consolidated balance sheets of Tuscarora Incorporated and subsidiaries as of August 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material missstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tuscarora Incorporated and subsidiaries as of August 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                             /s/ S.R. SNODGRASS, A.C.
                                             ----------------------------------
                                                 S.R. Snodgrass, A.C.

Beaver Falls, PA
October 11, 1996



     S.R. Snodgrass, A.C.
     110 Central Square Drive  Beaver Falls, PA 15010-7302  Phone: 412-843-4920
                                                        Facsimile: 412-847-5048